Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-250110) and Form S-8 (Nos. 333-181509, 333-224752 and 333-265432) of Ormat Technologies, Inc. of our report dated February 24, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

February 24, 2023